SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:   March 12, 2003

(Date of earliest event reported)

TERAYON COMMUNICATION SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-24647	77-0328533

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

4988 Great America Parkway, Santa Clara, CA 95054

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:   (408) 235-5500

Item 9. Regulation FD Disclosure.

     On March 12, 2003, Terayon Communication Systems, Inc. (Company) initiated a reduction in force in order to decrease operating expenses. The Company publicly announced this reduction in force in a press release on March 14, 2003.

Item 7. Exhibits.

99.1  Press Release, dated as of March 14, 2003, entitled Terayon Announces Restructuring.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Terayon Communication Systems, Inc.

By:	/s/ Arthur T. Taylor

Arthur T. Taylor
Chief Financial Officer

Date: March 14, 2003

INDEX OF EXHIBITS

99.1  Press Release, dated as of March 14, 2003, entitled Terayon Announces Restructuring.